Exhibit 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements (Form S-8, No. 333-68993 and Form S-3, No. 333-68991) of American Capital Strategies, Ltd. and in the related Prospectuses, of our report dated February 2, 2000, with respect to the financial statements of American Capital Strategies, Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                            /s/ Ernst & Young LLP


McLean, Virginia
March 27, 2000